UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2006

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2006, the Compensation Committee (the “Committee”) of Maytag Corporation (the “Company”) approved a number of compensation related items, including the following:

2006 Incentive Compensation Plan

Named Executive Officers other than CEO - The Committee established target bonus amounts and the performance criteria applicable to the Company’s 2006 Incentive Compensation Plan (2006 ICP Plan) for cash bonuses that certain salaried Company employees, including its executive officers, are eligible to earn for 2006, to be paid out in 2007. The performance measures selected for cash bonuses under the 2006 ICP Plan are quarterly and full-year net or operating income and working capital, as well as certain strategic goals. Awards under the 2006 ICP Plan are based on a percentage of a participant’s annual salary. Actual amounts payable under the 2006 ICP can range from 0 to 200% of the target amounts, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target. The Committee retains the ability to modify individual executive bonuses based upon individual performance. The 2006 ICP Plan target bonuses range from 50% to 60% of base salary for the executive officers (other than the Company’s Chief Executive Officer, whose target is discussed below) that will be identified as “named executive officers” in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders (the “2006 Proxy Statement”).

CEO - The Committee also established target bonus amounts and the performance criteria applicable to the 2006 ICP Plan for CEO Ralph F. Hake for an annual cash bonus eligible to be earned for 2006 and to be paid out in 2007. The performance measures selected are quarterly and full-year net income. The potential award is set at 100% of Mr. Hake’s annual salary. Actual amounts payable under the 2006 ICP Plan can range from 0 to 200% of the target amount, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target. The Compensation Committee retains the ability to decrease an award based on Mr. Hake’s performance but not increase an award. Except as described above relating to performance targets, Mr. Hake’s 2006 ICP Plan has the same terms and conditions as the form of 2005 Incentive Compensation Plan for CEO filed as Exhibit 10.1 to the Form 8-K filed by the Company on March 14, 2005.

2005 Incentive Compensation Payouts for CEO and Other Named Executive Officers

The Committee determined that Mr. Hake would receive no payout under the 2005 Incentive Compensation Plan because threshold levels of performance for fiscal 2005 were not achieved. In addition, the other “named executive officers” that will be identified in the 2006 Proxy Statement will receive no payout under the 2005 Incentive Compensation Plan because threshold levels of performance for fiscal 2005 were not achieved, other than Mr. Learmonth, currently Acting President, Maytag Appliances, who will receive a payment based on the performance of the Maytag Services business unit that he headed until November 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: February 6, 2006	By:	/s/ George C. Moore
	Name:	George C. Moore
	Title:	Chief Financial Officer